Exhibit 3.377

ENDORSED
FILED
In the office of the Secretary of State
of the State of California
DEC - 9 1988
MARCH FONG EU, Secretary of State
ARTICLES OF INCORPORATION
OF
CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
     1. The name of this Corporation is: CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS.
     2. The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
     3. The name and address in this State of this Corporation’s initial agent for the service of process is: Donald W. Littlejohn, c/o LITTLEJOHN & WESTFALL & ABEL, Attorneys at Law, 519 Jay Street, Colusa, California 95932.
     4. This Corporation is authorized to issue only one class of shares, which shall be designated “common” shares. The total authorized number of such shares which may be issued is 50,000 shares.
     Dated: December 9, 1988

/s/ Bill E. Charter, Jr.
BILL E. CHARTER, JR.

     I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.

/s/ Bill E. Charter, Jr.
BILL E. CHARTER, JR.

ENDORSED
FILED
In the office of the Secretary of State
of the State of California
FEB - 5 1991
MARCH FONG EU, Secretary of State
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF

CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
     BILL E. CHARTER, JR. and WILLIAM E. CHARTER, SR. certify that:
          1. They are the President and Secretary of CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS, a California corporation.
          2. The following amendment to the articles of incorporation of the corporation has been duly approved by the board of directors of the corporation:
     “RESOLVED: That Article 4 of the Articles of Incorporation is amended to read as follows: This Corporation is authorized to issue only one class of shares, which shall be designated “common” shares. The total authorized number of such shares which may be issued is 5,000,000 shares.”
          3. The amendment was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 15,000, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

/s/ Bill E. Charter, Jr.,
Bill E. Charter, Jr.,
President

/s/ William E. Charter, Sr.,
William E. Charter, Sr.,
Secretary

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his or her own knowledge, and that this declaration was executed on January 23, 1991 at Colusa, California

/s/ Bill E. Charter, Jr.,
Bill E. Charter, Jr.,
President

/s/ William E. Charter, Sr.,
William E. Charter, Sr.,
Secretary

CERTIFICATE OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
A California Corporation
     ROBERT V. COLE certifies that:
          1. He is the President and Secretary, respectively, of CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS, a California corporation.
          2. Article 3 of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:
     “4. The name and address in the State of California of this corporation’s initial agent for service of process is: Robert V. Cole, 5275 Colt Street, Ventura, California 93003.”
          3. The amendment has been approved by the Board of Directors.
          4. The amendment has been approved by the required vote of the shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was Five Hundred Sixty Five Thousand (565,000), the favorable vote of majority of such shares is required to approve the amendment and the number of such shares voting in favor of the amendment was Five Hundred Sixty Five Thousand (565,000), thus exceeding the required vote.

DATED: May 18, 1994	/s/ Robert V. Cole
ROBERT V. COLE, President

DATED: May 18, 1994	/s/ Robert V. Cole
ROBERT V. COLE, Secretary

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Certificate was executed on the 18 day of May, 1994, at Ventura, County of Ventura, California.

/s/ Robert V. Cole
ROBERT V. COLE